EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST
DECLARES JANUARY CASH DISTRIBUTION

    Dallas, Texas, January 19, 2007 - Bank of America, N.A., as Trustee of the Cross Timbers Royalty Trust (NYSE - CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.225083 per unit, payable on February 14, 2007, to unitholders of record on January 31, 2007. The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions.

	Underlying Sales Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)
Current Month	20,000	204,000	$52.75	$6.20

Prior Month	21,000	193,000	$53.81	$7.15 (a)

(a)	Excludes $323,771 related to lawsuit settlement proceeds for the underpayment of royalties on certain San Juan Basin properties, which increases the average price to $9.02 per Mcf.

         For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

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Contact:	Nancy G. Willis Vice President Bank of America, N.A. Toll Free - 877/228-5084